EXHIBIT 10.1

CORVUS GOLD INC.
(the “Company”)

AMENDED 2010 INCENTIVE STOCK OPTION PLAN

1.	Objectives

1.1	The Plan is intended as an incentive to enable the Company to:

(a)	attract and retain qualified directors, officers, employees and consultants of the Company and its Affiliates;

(b)	promote a proprietary interest in the Company and its Affiliates among its employees, officers, directors and consultants; and

(c)	stimulate the active interest of such persons in the development and financial success of the Company and its Affiliates.

2.	Definitions

2.1	As used in the Plan, the terms set forth below shall have the following respective meanings:

(a)	“Affiliate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

(b)	“Associate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

(c)	“Board” means the board of directors of the Company;

(d)	“Compensation Committee” means the Compensation Committee of the Board;

(e)	“Consultant” shall have the meaning set forth in National Instrument 45-106, as may be amended or superseded from time to time;

(f)	“Company” means Corvus Gold Inc., a company governed by the Business Corporations Act (British Columbia), and its successor corporations;

(g)	“Director” means a member of the Board;

(h)	“Employee” means an employee of the Company or any of its Affiliates and includes:

(i)	an individual who is (or would be if he were employed in Canada) considered an employee of the Company or any of its Affiliates under the Income Tax Act (Canada);

(ii)
an individual who works full-time for the Company or any of its Affiliates providing services normally provided by an employee and who is subject to the same direction and control by the Company or such Affiliate over the details and methods of work as an employee of the Company or such Affiliate; and

(iii)
an individual who works for the Company or any of its Affiliates on a continuing and regular basis for a minimum amount of time per week or month providing services normally provided by an employee and who is subject to the same control and direction by the Company or such Affiliate over the details of work as an employee of the Company or such Affiliate;

(i)	“Insider” has the meaning ascribed thereto in the TSX Company Manual;

(j)
“Management Company Employee” means a person who is employed by a person providing management services to the Company or an Affiliate of the Company (but not including an employee who provides promotional or investor relations services);

(k)	“Non-Employee Director” means a director of the Company or of an Affiliate of the Company who is not an Employee or an Officer;

(l)	“Officer” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

(m)	“Option” means an option to purchase Shares granted under or subject to the terms of the Plan;

(n)	“Option Agreement” means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option;

(o)	“Option Period” means the period for which an Option is granted;

(p)	“Optioned Shares” means the Shares for which an Option is or may become exercisable;

(q)	“Optionee” means a person to whom an Option has been granted under the terms of the Plan or who holds an Option that is otherwise subject to the terms of the Plan;

(r)	“Plan” means this 2010 Incentive Stock Option Plan of the Company;

(s)	“Securities Act” means the Securities Act (British Columbia), R.S.B.C. 1996 c. 418, as amended from time to time;

(t)	“Shares” means common shares without par value in the capital stock of the Company as the same are presently constituted;

(u)	“TSX” means the Toronto Stock Exchange or any successor thereto; and

(v)	“U.S. Participant” means an individual whose Option is subject to U.S. federal income tax.

3.	Administration of the Plan

3.1
The Plan shall be administered by the Compensation Committee, which will have the duties and responsibilities in respect thereof as set out in the Company’s Compensation Committee Charter.  Notwithstanding the existence of the Compensation Committee, the Board itself will retain independent and concurrent power to undertake any action hereunder delegated to the Compensation Committee, whether with respect to the Plan as a whole or with respect to individual Options granted or to be granted under the Plan.

3.2
Subject to the limitations of the Plan, the Board, based upon the recommendation(s) of the Compensation Committee, shall have full power to grant Options, to determine the terms, limitations, restrictions and conditions respecting such Options and to settle, execute and deliver Option Agreements and bind the Company accordingly, to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper and to reserve, allot, fix the price of and issue Shares pursuant to the grant and exercise of Options, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan.

3.3
Any decision of the Board or Compensation Committee in the interpretation and administration of the Plan shall lie within its absolute discretion and shall be final, conclusive and binding on all parties concerned.  No Director or member of the Compensation Committee shall be liable for anything done or omitted to be done by such Director or member, by any other member of the Compensation Committee or by any officer of the Company, in connection with the performance of any duties under the Plan, except those which arise from such Director’s or member’s own wilful misconduct or as expressly provided by statute.

3.4	The Company shall pay all administrative costs of the Plan.

4.	Eligibility for Options

4.1
Options may be granted to Employees, Officers, Directors (including Non-Employee Directors), Management Company Employees, and Consultants of the Company and its Affiliates who are, in the opinion of the Compensation Committee, in a position to contribute to the success of the Company or any of its Affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Compensation Committee, worthy of special recognition.  Except as may be otherwise set out in this Plan, the granting of Options is entirely discretionary.  Nothing in this Plan shall be deemed to give any person any right to participate in this Plan or to be granted an Option and the designation of any Optionee in any year or at any time shall not require the designation of such person to receive an Option in any other year or at any other time.  The Compensation Committee shall consider such factors as it deems pertinent in reviewing, and making recommendations to the Board in connection with, the granting of Options, including, without limitation, the recommendation(s) of the Company’s Chief Executive Officer in connection therewith.

4.2
Subject to any applicable regulatory approvals/acceptances, Options may also be granted under the Plan in substitution for outstanding options of one or more other companies in connection with a plan of arrangement or exchange, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other companies the Company or any of its Affiliates.

5.	Number of Shares Reserved under the Plan

5.1	The number of Shares that may be reserved for issuance under the Plan is limited as follows:

(a)
the maximum aggregate number of Shares which may be made issuable pursuant to the exercise of Options granted under the Plan at any particular time (together with those Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company at such time) shall be a maximum of ten percent (10%) of the number of issued and outstanding Shares at such time, provided that if any Option subject to the Plan is exercised, forfeited, expires, is terminated or is cancelled for any reason whatsoever, then the Shares previously subject to such Option are automatically reloaded and available for future Option grants; and

(b)	if and for so long as the Shares are listed on the TSX:

(i)
the maximum aggregate number of Shares that may be reserved under the Plan or other share compensation arrangements of the Company for issuance to Insiders at any particular time shall not exceed ten percent (10%) of the issued and outstanding number of Shares at such time; and

(ii)
the number of Shares issued to Insiders pursuant to the Plan (together with any Shares issued to Insiders pursuant to any other share compensation arrangements of the Company) within a twelve (12) month period shall not exceed ten (10%) percent of the issued and outstanding number of Shares.

6.	Number of Optioned Shares per Option

6.1
Subject always to the limitations in subsection 5.1, the number of Optioned Shares under an Option shall be determined by the Compensation Committee, in its discretion, at the time such Option is granted, taking into consideration the Optionee’s present and potential contribution to the success of the Company and taking into account all other Options then held by such Optionee.

7.	Price

7.1
The exercise price per Optioned Share under an Option shall be determined by the Compensation Committee, in its discretion, at the time such Option is granted, but such price shall be not less than the greater of:

(a)
the closing price of the Shares on the TSX on the trading day immediately preceding the day on which the Option is granted (provided that if there are no trades on such day then the last closing price within the preceding ten trading days will be used, and if there are no trades within such ten-day period, then the simple average of the bid and ask prices on the trading day immediately preceding the day of grant will be used); and

(b)
the volume weighted average trading price (calculated by dividing the total value by the total volume of Shares traded on the TSX during the relevant period) of the Shares on the TSX for the five (5) trading days immediately prior to the date of grant.

7.2
The exercise price at which, and the number of optioned securities for which, an outstanding Option may be exercised following a subdivision or consolidation of the Shares shall be subject to adjustment in accordance with section 11.

7.3	The exercise price per Optioned Share under an Option may be reduced at the discretion of the Compensation Committee if:

(a)	at least six (6) months has elapsed since the later of the date such Option was granted and the date the exercise price for such Option was last amended; and

(b)	shareholder approval is obtained, including disinterested shareholder approval if required by the TSX;

provided that none of the conditions in this subsection 7.2 shall apply in the case of an adjustment made under section 11 and that, notwithstanding anything to the contrary in this subsection 7.2, in no event will the exercise price of an Option held by a U.S. Participant be reduced below the fair market value of a Share on the date of such repricing.

8.	Option Period and Exercise of Options

8.1
The Option Period for an Option shall be determined by the Board, based on the recommendation of the Compensation Committee, at the time the Option is granted and may be up to ten (10) years from the date the Option is granted.  At the time an Option is granted, the Compensation Committee may determine that, with respect to that Option, upon the occurrence of one of the events described in subsection 10.1 there shall come into force a time limit for exercise of such Option which is different than the Option Period, and in the event of such a determination, the Option Agreement for such Option shall contain provisions which specify the events and time limits related to that determination.  Subject to the applicable maximum Option Period provided for in this subsection 8.1 and subject to applicable regulatory requirements and approvals/acceptances, the Compensation Committee may extend the Option Period of an outstanding Option beyond its original expiration date, provided that shareholder approval, including disinterested shareholder approval if required by the TSX, is obtained.

8.2	The Compensation Committee may determine when any Option will become exercisable and may determine that the Option shall be exercisable in installments.

8.3
If there is a takeover bid or tender offer made for all or any of the issued and outstanding Shares, then the Board may, in its sole and absolute discretion and if permitted by applicable legislation and the rules and policies of any stock exchange or regulatory body having jurisdiction over the securities of the Company, unilaterally determine that outstanding Options, whether fully vested and exercisable or subject to vesting provisions or other limitations on exercise, shall be conditionally exercisable in full to enable the Optioned Shares subject to such Options to be conditionally issued and tendered to such bid or offer, subject to the conditions that if the bid or offer is not duly completed the exercise of such Options and the issue of such Shares will be rescinded and nullified and the Options, including any vesting provisions or other limitations on exercise which were in effect, will be re-instated.

8.4
The vested portions of Options will be exercisable, in whole or in part, at any time after vesting.  If an Option is exercised for fewer than all of the Optioned Shares for which the Option has then vested, the Option shall remain in force and exercisable for the remaining Optioned Shares for which the Option has then vested, according to the terms of such Option.

8.5
The exercise of any Option will be contingent upon receipt by the Company of payment in full for the exercise price of the Shares being purchased in cash by way of certified cheque or bank draft or other method of payment acceptable to the Company.  Neither an Optionee nor the legal representatives, legatees or distributees of such Optionee will be, or will be deemed to be, a holder of any Shares subject to an Option under the Plan unless and until:

(a)	certificates for such Shares are issuable to the Optionee or such other persons pursuant to the Option or the Plan; or

(b)	such Shares are registered in the name of the Optionee or such other persons pursuant to the Option or the Plan in accordance with any system of direct registration that may be adopted by the Company.

8.6
Notwithstanding the provisions of subsection 8.1 or the date of expiration of an Option determined in accordance with this Plan (“Fixed Term”), the date of expiration of an Option will be adjusted, without being subject to Board or Compensation Committee discretion, to take into account any blackout period imposed on the Optionee by the Company as follows:

(a)
if the Fixed Term expiration date falls within a blackout period imposed on the Optionee by the Company, then the Fixed Term expiration date is extended to the close of business on the tenth (10th) business day after the end of such blackout period (the “Blackout Expiration Term”); or

(b)
if the Fixed Term expiration date falls within two (2) business days after the end of a blackout period imposed on the Optionee by the Company, then the Fixed Term expiration date will be that date which is the Blackout Expiration Term reduced by that number of business days between the Fixed Term expiration date and the end of such blackout period (i.e. Options whose Fixed Term expires two (2) business days after the end of the blackout period will only have an additional eight (8) business days to exercise).

8.7
Unless registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and any applicable state securities laws, the Options and the Optioned Shares underlying the Options granted pursuant to this Plan to an Optionee in the United States or an Optionee that is a U.S. Person (as defined in Regulation S under the U.S. Securities Act) shall be “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act and the Optioned Shares shall not be offered, sold or transferred absent registration under the U.S. Securities Act and any applicable state securities laws or an available exemption from such registration requirements.  No Option may be granted or exercised, and no Optioned Shares shall be issued, in the United States or by or to, or for the account or benefit of, a U.S. Person or person in the United States unless the grant of the Option or the exercise of the Option and the issuance of the Optioned Shares, as the case may be, has been registered under the U.S. Securities Act and any applicable state securities laws or there is an available exemption from such registration requirements.

8.8	Absent registration under the U.S. Securities Act, all Options issued into the United States or to a U.S. Person will contain a provision substantially to the following effect:

“The Options and the Common Shares issuable upon exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States.  The Options may not be exercised in the United States or by or for the account or benefit of a U.S. Person or a person in the United States and the underlying Common Shares may not be delivered within the United States unless the underlying Common Shares to be delivered upon exercise of these Options have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.  “United States” and “U.S. Person” are used herein as such terms are defined by Regulation S under the U.S. Securities Act.”

8.9
Absent registration under the U.S. Securities Act, all certificates representing the Optioned Shares issued to an Optionee in the United States or an Optionee that is a U.S. Person under this Plan shall bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT.  THE HOLDER HEREOF AGREES THAT THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (D) ABOVE, WHERE THE HOLDER HAS PROVIDED A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE SATISFACTION OF THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.”,

provided, that if the Optioned Shares are being sold under clause (C) above, at a time when the Company is a “foreign issuer” as defined in Rule 902 of Regulation S under the U.S. Securities Act, the legend set forth above may be removed by providing a declaration to the Company and its transfer such evidence of exemption as the Company or its transfer agent may from time to time prescribe, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

9.	Stock Option Agreement

9.1
Upon the grant of an Option to an Optionee, the Company and the Optionee shall enter into an Option Agreement setting out the number of Optioned Shares subject to the Option, the Option Period and, if applicable, any termination date fixed under subsection 8.1 and any vesting schedule fixed under subsection 8.2 for the Option, and incorporating the terms and conditions of the Plan and any other requirements of regulatory authorities and stock exchanges having jurisdiction over the securities of the Company, together with such other terms and conditions as the Compensation Committee may determine in accordance with the Plan.

10.	Effect of Termination of Employment or Death

10.1
An outstanding Option shall remain in full force and effect and exercisable according to its terms for the Option Period notwithstanding that the holder of such Option ceases to be an, Employee, Officer, Director (including a Non-Employee Director), Management Company Employee, or Consultant of the Company or an Affiliate for any reason, including death, subject always to any express term in any Option Agreement made pursuant to subsection 8.1 which provides that upon the occurrence of one of such events there shall come into force a time limit for exercise of such Option which is different than the Option Period.  So long as the Shares are listed on the TSX (unless otherwise permitted by the TSX) the maximum period within which the heirs or administrators of a deceased Optionee may exercise any portion of an outstanding Option is one (1) year from the date of death or the balance of the Option Period, whichever is earlier.

10.2
In the event of the death of an Optionee, an Option which remains exercisable may be exercised in accordance with its terms by the person or persons to whom such Optionee’s rights under the Option shall have passed under the Optionee’s will or pursuant to law.

11.	Adjustment in Shares Subject to the Plan

11.1
Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, by the Compensation Committee from time to time (on the basis of such advice as the Compensation Committee considers appropriate, including, if considered appropriate by the Compensation Committee, a certificate of the auditor of the Company) in the events and in accordance with the provisions and rules set out in this section 11, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved notwithstanding the occurrence of such events.  The Compensation Committee will conclusively determine any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules, and any such determination will be binding on the Company, the Optionee and all other affected parties.

11.2
The number of Optioned Shares to be issued on the exercise of an Option shall be adjusted from time to time to account for each dividend of Shares (other than a dividend in lieu of cash dividends paid in the ordinary course), so that upon exercise of the Option for an Optioned Share the Optionee shall receive, in addition to such Optioned Share, an additional number of Shares (“Additional Shares”), at no further cost, to adjust for each such dividend of Shares.  The adjustment shall take into account every dividend of Shares that occurs between the date of the grant of the Option and the date of exercise of the Option for such Optioned Share.  If there has been more than one such dividend, the adjustment shall also take into account that the dividends that are later in time would have been distributed not only on the Optioned Share had it been outstanding, but also on all Additional Shares which would have been outstanding as a result of previous dividends.

11.3
If the outstanding Shares are changed into or exchanged (directly, or through a series of related transactions) for a different number or kind of shares or into or for other securities of the Company or securities of another Company or entity, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then on each exercise of the Option which occurs following such events, for each Optioned Share for which the Option is exercised, the Optionee shall instead receive the number and kind of shares or other securities of the Company or other Company into which such Option Share would have been changed or for which such Option Share would have been exchanged if it had been outstanding on the date of such event.

11.4
If the outstanding Shares are changed into or exchanged (directly, or through a series of related transactions) for a different number or kind of shares or into or for other securities of the Company or securities of another Company or entity, in a manner other than as specified in subsections 11.2 or 11.3, then the Compensation Committee, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Compensation Committee in its sole and absolute discretion determines to be equitable to give effect to the principle described in subsection 11.1, and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

11.5
If the Company distributes, by way of a dividend or otherwise, to all or substantially all holders of Shares, property, evidences of indebtedness or shares or other securities of the Company (other than Shares) or rights, options or warrants to acquire Shares or securities convertible into or exchangeable for Shares or other securities or property of the Company, other than as a dividend in the ordinary course, then, if the Compensation Committee, in its sole discretion, determines that such action equitably requires an adjustment in the exercise price under any outstanding Option or in the number(s) of Optioned Shares subject to any such Option, or both, such adjustment may be made by the Compensation Committee and shall be effective and binding on the Company and the Optionee for all purposes.

11.6	No adjustment or substitution provided for in this section 11 shall require the Company to issue a fractional share in respect of any Option. Fractional shares shall be eliminated.

11.7
The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

11.8	Any adjustment or substitution provided for in this section 11 shall require the acceptance for filing thereof by the TSX.

12.	Non-Assignability

12.1
Neither the Options nor the benefits and rights of any Optionee under any Option or under the Plan shall be assignable or otherwise transferable, except as specifically provided in subsection 10.2 in the event of the death of the Optionee.  During the lifetime of the Optionee, all such Options, benefits and rights may only be exercised by the Optionee.

13.	Employment

13.1
Nothing contained in the Plan shall confer upon any Optionee, or any person employing a Management Company Optionee, any right with respect to employment or continuance of employment with, or the provision of services to, the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the

Optionee’s employment or the services of any such person at any time. Participation in the Plan by an Optionee is voluntary.

14.	Regulatory Acceptances

14.1
The Plan is subject to the acceptance of the Plan for filing by the TSX, and the Compensation Committee is authorized to amend the Plan from time to time in order to comply with any changes required from time to time by such applicable regulatory authorities, whether as conditions to the acceptance for filing of the Plan or otherwise, provided that no such amendment will in any way derogate from the rights held by Optionees holding Options (vested or unvested) at the time thereof without the consent of such Optionees.

14.2
The obligation of the Company to issue and deliver Optioned Shares pursuant to the exercise of any Options granted under the Plan is subject to the acceptance of the Plan for filing by the TSX.  If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such acceptance for filing, then the obligation of the Company to issue such Optioned Shares shall terminate and any amounts paid to the Company for such Optioned Shares shall be returned to the Optionee forthwith without interest or deduction.

15.	Securities Regulation and Tax Withholding

15.1
Where necessary to enable the Company to use an exemption from requirements to register Optioned Shares or file a prospectus or use a registered dealer to distribute Optioned Shares under securities laws applicable to the securities of the Company in any jurisdiction, an Optionee, upon the acquisition of any Optioned Shares by the exercise of Options and as a condition to such exercise, shall provide to the Compensation Committee such evidence as the Compensation Committee requires to demonstrate that the Optionee or recipient will acquire such Optioned Shares with investment intent (i.e. for investment purposes) and not with a view to their distribution, including an undertaking to that effect in a form acceptable to the Compensation Committee. The Compensation Committee may cause a legend or legends to be placed upon any certificates for the Optioned Shares to make appropriate reference to applicable resale restrictions, and the Optionee or recipient shall be bound by such restrictions. The Compensation Committee also may take such other action or require such other action or agreement by such Optionee or proposed recipient as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Company to undertake the registration or qualification of any Options or the Optioned Shares under any securities laws applicable to the securities of the Company.

15.2
The Compensation Committee, the Board and the Company may take all such measures as they deem appropriate to ensure that the Company’s obligations under the withholding provisions under income tax laws applicable to the Company and other provisions of applicable laws are satisfied with respect to the issuance of Shares pursuant to the Plan or the grant or exercise of Options under the Plan.

15.3
Without limiting the generality of subsection 15.2, the Company shall have the right to deduct and withhold from any amount payable or consideration deliverable to an Optionee (a “Participant”), either under the Plan or otherwise, such amount or consideration as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state or local law, or any administrative policy of any applicable tax authority, relating to the deduction, withholding or remittance of tax or any other required deductions or remittances with respect to awards hereunder (“Withholding Obligations”).  The Company shall also have the right in its discretion to satisfy any liability for any Withholding Obligations by withholding and selling, or causing a broker to sell, on behalf of any Participant, such number of Shares issued to the Participant pursuant to an exercise of Options hereunder as is sufficient to fund the Withholding Obligations (after deducting commissions payable to the broker and other costs and expenses), or retaining any amount or consideration which would otherwise be paid, delivered or provided to the Participant hereunder.  The Company may require a Participant, as a condition to granting an Option or the exercise of an Option, to make such arrangements as the Company may in its discretion require so that the Company can satisfy applicable Withholding Obligations, including, without limitation:

(a)	requiring the Participant to remit the amount of any such Withholding Obligations to the Company in advance;

(b)	requiring the Participant to indemnify and reimburse the Company for any such Withholding Obligations;

(c)
withholding and selling Shares acquired by the Participant under the Plan, or causing a broker to sell such Shares on behalf of the Participant, withholding from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations, and remitting such amount directly to the Company; or

(d)	any combination thereof.

15.4
Any Shares of a Participant that are sold by the Company, or by a broker engaged by the Company (the “Broker”), to fund Withholding Obligations will be sold as soon as practicable in transactions effected on the exchange(s) on which the Shares are then listed for trading, if any.  In effecting the sale of any such Shares, the Company or the Broker will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price.  Neither the Company nor the Broker will be liable for any loss arising out of any sale of such Shares including any loss relating to the manner or timing of such sales, the prices at which the Shares are sold or otherwise.  In addition, neither the Company nor the Broker will be liable for any loss arising from a delay in transferring any Shares to a Participant.  The sale price of Shares sold on behalf of Participants will fluctuate with the market price of the Company’s shares and no assurance can be given that any particular price will be received upon any such sale.

15.5
Issuance of Shares or delivery of share certificates for or direct registration of Shares purchased pursuant to the Plan may be delayed, at the discretion of the Compensation Committee, until the Compensation

Committee is satisfied that the applicable requirements of income tax laws and other applicable laws have been met.

16.	Amendment and Termination of Plan

16.1
Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX and any other stock exchange on which the shares may be listed), the Board may, at any time, without further action or approval by the shareholders of the Company but on the recommendation of the Compensation Committee, amend the Plan, any Option or Option Agreement in such respects as it may consider advisable to:

(a)
ensure that the Options granted hereunder will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a Optionee to whom an Option has been granted may from time to time be resident or a citizen;

(b)	make amendments of an administrative nature;

(c)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option or Option Agreement;

(d)	change the vesting provisions of an Option or the Plan;

(e)	change termination provisions of an Option provided that the expiry date does not extend beyond the original expiry date;

(f)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of Options;

(g)	make any amendments required to comply with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(h)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Plan that would facilitate the purchase of securities under the Plan; and

provided that shareholder approval shall be obtained for any amendment that results in:

(i)	an increase in the Shares issuable under Options granted pursuant to the Plan;

(j)	a change in the persons who qualify as participants eligible to participate under the Plan;

(k)	a reduction in the exercise price of an Option;

(l)	the cancellation and reissuance of any Option;

(m)	the extension of the term of an Option;

(n)	a change in the Insider participation limit contained in subsection 5.1(b);

(o)	Options becoming transferable or assignable other than for the purposes described in section 10; or

(p)	a change in the amendment provisions contained in this section 16.

16.2	No Shares shall be issued under any amendment to this Plan unless and until the amended Plan has been accepted for filing by the TSX.

16.3	The Plan may be abandoned or terminated in whole or in part at any time by the Board, except with respect to any Option(s) then outstanding under the Plan.

16.4	The Board may not, without the consent of the affected Optionee(s), alter or impair any of the rights or obligations under any Option then outstanding under the Plan.

17.	No Representation or Warranty

17.1	The Company makes no representation or warranty as to the future market value of any Shares or Optioned Shares.

18.	General Provisions

18.1
Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required by TSX) and such arrangements may be either generally applicable or applicable only in specific cases.

18.2
The validity, construction and effect of the Plan, the grants of Options, the issue of Optioned Shares, any rules and regulations relating to the Plan any Option Agreement, and all determinations made and actions taken pursuant to the Plan, shall be governed by and determined in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18.3
If any provision of the Plan or any Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, or Option and the remainder of the Plan and any such Option Agreement shall remain in full force and effect.

18.4
Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates and an Optionee or any other person.

18.5
Headings are given to the sections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

19.	Term of the Plan

19.1	The Plan shall be effective as of July 8, 2010, subject to its approval by the shareholders of the Company and acceptance for filing by the TSX pursuant to section 14.

19.2
The Plan shall be effective until July 8, 2020 unless the Plan is earlier terminated by the Board pursuant to section 16, and no Option shall be granted under the Plan after that date.  Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, the Option Period for any Option granted hereunder will, and any authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after termination of the Plan on July 8, 2020 or any earlier termination date of the Plan, notwithstanding such termination.

Adopted by the Board on: July 8, 2010
Accepted for filing by the TSX on: July 28, 2010
Approved by the Shareholders on: August 12, 2010
Amended by the Board on: September 24, 2013
Accepted for filing by the TSX on: September 30, 2013
Reapproved by the shareholders on: October 29, 2013